Exhibit 23.1

Consent of Independent Auditors

     We hereby consent to the incorporation directly or by reference in Amendment No. 1 to the Registration Statement (the “Registration Statement”) of Investors Real Estate Trust (“IRET”) on Form S-3 of our report dated May 22, 2003, included in the Registration Statement and in the Annual Report on Form 10-K of IRET for the fiscal year ended April 30, 2003. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of the Registration Statement.

/s/ BRADY, MARTZ & ASSOCIATES, P.C.

Minot, North Dakota
August 29, 2003